Exhibit 99.1

Contact:	Nina Kondo
(617) 867 1125
nkondo@digitas.com

DIGITAS REPORTS FIRST QUARTER RESULTS

• Fee revenue grows by 15% from Q1 2003

• Net income more than doubles from Q1 2003

• Cash balance exceeds $80 million, up 10% since year end

Boston, April 29, 2004—Digitas Inc. (Nasdaq: DTAS) today reported results for the first quarter of 2004, in line with management’s previously announced expectations.

Results of Operations

Digitas reported fee revenue for the first quarter of 2004 of $60.1 million, compared with $52.3 million for the first quarter of 2003. Total revenue, including reimbursable pass-through expenses, was $89.8 million for the first quarter of 2004, compared to $79.2 million for the first quarter of 2003. The company reported net income of $7.4 million, or $0.10 per diluted share, for the first quarter of 2004, as compared to net income of $2.6 million, or $0.04 per diluted share, in the prior-year period. Adjusted cash earnings1 were $8.0 million, or $0.11 per share, for the first quarter of 2004, as compared to adjusted cash earnings of $4.6 million, or $0.07 per share, for the first quarter of 2003. The company’s cash balance at March 31, 2004, was $80.9 million, as compared to $73.6 million at December 31, 2003.

David Kenny, Chairman and Chief Executive Officer at Digitas, said, “Marketing engines continue to drive growth, both for our clients and our own business. Our established flagship clients continue to shift marketing dollars into the engines we operate for them. We are ramping up a number of the client relationships started in the past two years. And, we continue to add several new clients, which we expect will seed growth in 2005 and beyond.”

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000    Fax 617 867 1111

Guidance

Digitas said it anticipates fee revenue of $58 million–$61 million for the second quarter of 2004. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.08–$0.10 in the second quarter of 2004. In addition, Digitas expects adjusted cash earnings2 of $0.09–$0.11 per share for the second quarter of 2004.

For the full year 2004, the company anticipates fee revenue of $230 million–$245 million, earnings per share calculated in accordance with generally accepted accounting principles of $0.34–$0.42, and adjusted cash earnings2 per share of $0.37–$0.45.

Jeff Coté, Chief Operating and Financial Officer of Digitas, said, “We are executing well. Not only are we growing the top line, we also have increased our operating focus to drive higher margins and quality. We believe repeatable processes, well-trained people, attention to cash management, and tight overhead control will allow us to scale the business and continue to expand margins.”

Digitas will discuss its first quarter performance on a conference call this afternoon at 4:30 p.m. (Eastern). The call-in number is (888) 689-4452 (U.S. and Canada) or (706) 679-5891 (international). A live webcast of the conference call will also be available on the investor relations page of the company’s Web site, at http://investor.digitas.com. The financial and statistical information presented during the conference call will be available for replay at http://investor.digitas.com promptly after the conference call. Replays by telephone will be available for seven days following the call. To access the replay by telephone, please call (800) 642-1687 (U.S. and Canada) or (706) 645-9291 and request conference ID 6655640. Replays of the call will be available by webcast for an extended period of time at the company’s Web site, at http://investor.digitas.com.

About Digitas

Digitas is recognized as the leading relationship marketing services firm. Our unique combination of strategy consulting, technology consulting, and marketing agency services helps many of the world’s leading companies attract, retain, and grow the most profitable customer relationships in their industries.

In business for 23 years, we are proud to have long-term relationships with such clients as American Express, AOL, AT&T, Delta Air Lines, and General Motors. Digitas employs approximately 1,200 people and has offices in Boston, Chicago, London, New York, and San Francisco.

[1]	The company’s adjusted cash earnings calculation excludes from its GAAP earnings amortization of intangible assets, stock-based compensation, restructuring expenses (income), and extraordinary items, if any, and employs the company’s actual tax provision. The company believes its adjusted cash earnings calculations are meaningful as they exclude any noncash charges which the company believes are not necessarily indicative of the performance of the company’s underlying business. Management believes the presentation of earnings excluding these charges provides useful information to investors as measures of operating performance basic to the company’s ongoing operations and comparable from period to period. The following table reconciles adjusted cash earnings to GAAP earnings:

	3 Months Ended
	3/31/04	3/31/03
(in thousands, except per share data)
GAAP earnings(loss)	$7,430	$2,632
Amortization of intangible assets	176	176
Stock-based compensation	441	1,825
Total of adjustments	$617	$2,001
Adjusted cash earnings	$8,047	$4,633
Weighted average shares outstanding used in adjusted cash earnings per share calculation	73,962	69,157
Adjusted cash earnings per share	$0.11	$0.07

[2]	The company’s projected adjusted cash earnings per share are calculated and presented for the same reasons as described in the preceding note. The following table reconciles projected adjusted cash earnings per share to projected GAAP earnings per share:

	3 Months Ended 6/30/04		12 Months Ended 12/31/04
	Low End	High End	Low End	High End
GAAP earnings	$0.08	$0.10	$0.34	$0.42
Amortization of intangible assets	*	*	0.01	0.01
Stock-based compensation	0.01	0.01	0.02	0.02
Total of adjustments	$0.01	$0.01	$0.03	$0.03
Adjusted cash earnings	$0.09	$0.11	$0.37	$0.45

*	Less than $0.01 per share.

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements under the caption “Guidance” regarding management’s expectations with respect to future revenues, earnings per share and adjusted cash earnings per share and statements regarding the company’s future business prospects. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame, and the company’s ability to effectively manage its growth and client relationships, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the first quarter and is based upon numerous assumptions that while believed to be reasonable may not prove to be accurate. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release.

DIGITAS INC.

STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	3 Months Ended March 31,
	2004	2003
Revenue:
Fee revenue	$60,105	$52,260
Pass-through revenue	29,735	26,898

Total revenue	89,840	79,158
Operating expenses:
Professional services costs	34,890	30,588
Pass-through expenses	29,735	26,898
Selling, general and administrative expenses	17,089	16,948
Stock-based compensation	441	1,825
Amortization of intangible assets	176	176

Total operating expenses	82,331	76,435

Income from operations	7,509	2,723
Other income (expense):
Interest income	140	230
Interest expense	(203)	(134)
Other miscellaneous income	1	2

Income before provision for income taxes	7,447	2,821
Provision for income taxes	17	189

Net income	$7,430	$2,632

Net income per share:
Basic	$0.12	$0.04
Diluted	$0.10	$0.04
Weighted-average common shares outstanding:
Basic	63,457	63,166
Diluted	73,962	69,157

DIGITAS INC.

BALANCE SHEET

(dollars in thousands)

	(unaudited) March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$80,942	$73,643
Accounts receivable, net of allowance for doubtful accounts of $898 and $962 at March 31, 2004 and December 31, 2003, respectively	33,856	32,860
Accounts receivable, unbilled	20,047	6,851
Prepaid expenses and other current assets	7,006	6,763

Total current assets	141,851	120,117
Fixed assets, net	17,379	17,990
Goodwill, net	98,130	98,130
Other intangible assets, net	529	705
Other assets	3,715	3,579

Total assets	$261,604	$240,521

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,117	$8,698
Current portion of long-term debt	288	281
Billings in excess of cost and estimated earnings on uncompleted contracts	21,539	20,564
Accrued expenses	7,133	7,386
Accrued compensation	23,086	19,410
Accrued restructuring	8,674	9,056

Total current liabilities	73,837	65,395
Long-term debt, less current portion	207	282
Accrued restructuring, long-term	18,108	20,252
Other long-term liabilities	489	175

Total liabilities	92,641	86,104
Shareholders’ equity:
Preferred shares, $.01 par value per share; 25,000,000 shares authorized and none issued and outstanding at March 31, 2004 and December 31, 2003	—	—
Common shares, $.01 par value per share, 175,000,000 shares authorized; 64,117,124 and 62,809,518 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	641	628
Additional paid-in capital	342,519	336,294
Accumulated deficit	(173,353)	(180,783)
Cumulative foreign currency translation adjustment	5	(28)
Deferred compensation	(849)	(1,694)

Total shareholders’ equity	168,963	154,417

Total liabilities and shareholders’ equity	$261,604	$240,521